Exhibit 10.96

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of September, 2004 among AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"), U.S. ENERGY BIOGAS CORP., a Delaware corporation (the "Company").

                                    RECITALS

      WHEREAS, the Company has issued to AJG a Second Amended and Restated Subordinate Note dated April 8, 2004 in the original principal amount $5,728,883 (the "Subordinated Note");

      WHEREAS, the Company desires to acquire from AJG and AJG desires to transfer to the Company the Subordinated Note for a cash payment of $3,000,000;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Subordinated Note; Closing.

      1.1. Purchase and Sale of Subordinated Note. On the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase from AJG, and AJG hereby agrees to sell and assign to the Company, the Subordinated Note and all accrued and unpaid interest thereon for the purchase price set forth in Section 1.2.

      1.2. Purchase Price. The aggregate purchase price for the Subordinated Note will be equal to $3,000,000 (the "Purchase Price").

      1.3. Manner of Payment of Purchase Price. The Purchase Price will be paid or satisfied at the Closing (as defined below), by means of a wire transfer of immediately available funds to:

                  Harris Trust and Savings Bank
                  Chicago, Illinois
                  ABA 071000288
                  Account Name: AJG Financial Services, Inc.
                  Account Number: 160-458-6

      1.4. Time and Place of Closing. The transactions contemplated by this Agreement will be consummated (the "Closing") at the offices of AJG on September 30, 2004 or as promptly as practicable after satisfaction or waiver of each of the conditions set forth in Section 4. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

      1.5. Further Assurances. AJG from time to time after the Closing at the request of the Company and without further consideration shall execute and deliver such further instruments and take such other further action as the Company may reasonably require to make effective each provision of this Agreement.

2. Representations, Warranties and Covenants of AJG. AJG hereby represents, warrants and covenants to the Company that:

      2.1. Corporate Existence; Compliance with Law. AJG (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to be so qualified would have a material and adverse effect upon the business of AJG;
(iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, and to conduct its business as currently conducted; and (iv) is in compliance with its Certificate of Incorporation and By-laws.

      2.2. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by AJG of this Agreement and the Assignment Agreement attached hereto as Exhibit A (the "Assignment Agreement"), (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its Certificate of Incorporation or By-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; and (v) do not require any consent, approval, authorization or permission of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other person, except as has been obtained and is in full force and effect or will have been obtained at or prior to the Closing. This Agreement constitutes a legal, valid and binding obligation of AJG, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity.

      2.3. Title to the Subordinated Note. On the date hereof and as of the Closing Date, AJG has good title to the Subordinated Note, free and clear of all liens, security interests, options, claims and encumbrances of each and every kind and nature and has not sold or pledged the Subordinated Note or any interest therein to any other party.

      2.4. Securities Laws. In reliance on the investment representations contained in Section 3, the offer, sale and delivery of the Subordinated Note is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any state securities laws.

3. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to AJG that:

      3.1 Corporate Representations.

            (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to be so


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

qualified would have a material and adverse effect upon the business of the Company; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, and to conduct its business as currently conducted; and (iv) is in compliance with its Certificate of Incorporation and By-laws.

            (b) The execution, delivery and performance by the Company of this Agreement and the Assignment Agreement, (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its Certificate of Incorporation or By-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; and (v) do not require any consent, approval, authorization or permission of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other person, except as has been obtained and is in full force and effect or will have been obtained at or prior to the Closing. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity.

      3.2 Securities Representations.

            (a) The Company has such knowledge and experience in business, finance and securities generally, and in investments (based on actual participation) in particular, is capable of evaluating (and has evaluated) the merits and risks of an investment in the Subordinated Note and of making an informed investment decision, and has been given adequate opportunity to obtain information and documents relating to the purchase of the Subordinated Note and to ask questions and receive answers about AJG and all questions asked have been satisfactorily answered.

            (b) This Agreement is made with the Company in reliance upon the Company's representation to AJG, which by the Company's execution of this Agreement the Company hereby confirms, that the Subordinated Note will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Company further represents that the Company does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Subordinated Note.

4. Conditions Precedent.

      4.1. Documents to be Received by the Company. The obligation of the Company to complete the Closing shall be subject to receipt (or waiver) by the Company of each of the following, each in form and substance satisfactory to the
Company:

      (a) Executed copy of the Assignment Agreement;


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

      (b) Funding approval by each of the shareholders of the Company; and

      (c) The original Subordinated Note.

      4.2. Documents to be Delivered by the Company. The obligation of AJG to complete the Closing shall be subject to receipt (or waiver) by AJG of each of the following, each in form and substance satisfactory to AJG:

      (a) Executed copy of the Assignment Agreement;

      (b) The Purchase Price in the manner set forth in Section 1.2.

5. Miscellaneous.

      5.1. Cooperation. AJG and the Company shall cooperate with each other and use all reasonable efforts to take all actions necessary or appropriate to satisfy the conditions to Closing set forth in Section 4.1 and 4.2.

      5.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

      5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. The parties consent and submit to the jurisdiction of the federal and state courts located within the city of Chicago and State of Illinois, and further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts located within Chicago, Illinois.

      5.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      5.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or by telecopy with a confirmation of receipt, or upon deposit with a reputable overnight courier or with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.


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

      5.7. Expenses Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

      5.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of AJG and the Company. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and AJG.

      5.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

      5.10. Waiver of Trial by Jury. AJG AND THE COMPANY HEREBY WAIVE TRIAL BY JURY AND ANY RIGHT TO SEEK PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT AND/OR ANY ACT OR OMISSION WHICH A PARTY ASSERTS RESULTING IN ANY LIABILITY TO AJG, THE COMPANY OR THEIR RESPECTIVE OFFICERS, DIRECTORS, STOCKHOLDERS, PARTNERS, EMPLOYEES OR AGENTS, TO THE FULL EXTENT PERMITTED BY LAW.

      5.11. Entire Agreement. This Agreement, the Assignment Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Address:  Gallagher Center              AJG FINANCIAL SERVICES, INC.
          Two Pierce Place
          Itasca, IL 60143
          Attn: Kerry Abbott, Esq.
          Assistant General Counsel
          Fax: 630-285-4272


                                        By: ____________________________________
                                            Name:
                                            Title:

Address:
          40 Tower Lane                 U.S. ENERGY BIOGAS CORP.
          Avon, CT 06001
          Attn: President
          Fax: 860-677-6054


                                        By: ____________________________________
                                            Name:
                                            Title:


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

                                    EXHIBIT A

                              ASSIGNMENT AGREEMENT

      This ASSIGNMENT AGREEMENT ("Assignment") is made this 30th day of September, 2004 by and among AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"), and U.S. ENERGY BIOGAS CORP., a Delaware corporation (the "Company").

      WHEREAS, the Company issued a Second Amended and Restated Subordinated Note dated April 8, 2004 (the "Subordinated Note") to AJG; and

      WHEREAS, pursuant to a Purchase Agreement dated September 30, 2004 between AJG and the Company (the "Purchase Agreement"), AJG desires to sell and assign the Subordinated Note to the Company and the Company desires to purchase the Subordinated Note.

      NOW THERFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

      1. Any capitalized terms used herein and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement.

      2. AJG hereby sells, assigns and transfers to the Company, its successors and assigns, all right, title and interest of AJG in, to and under the Subordinated Note.

      3. The Company accepts assignment of the Subordinated Note and agrees to pay or has paid the Purchase Price to AJG.

      4. The parties agree to duly execute and deliver such further instruments or documents or take such further action as the other may request in writing in order to obtain the full benefit of this Assignment and the rights granted herein.

      5. This Assignment shall be governed by and construed in accordance with the laws of the state of Delaware.

      6. This assignment shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns. This assignment is not intended to create any third-party beneficiary rights in any person not a party to this Assignment.


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

      IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

                                        AJG FINANCIAL SERVICES, INC.

                                        By:____________________________

                                        Title:_________________________


                                        U.S. ENERGY BIOGAS CORP.

                                        By:____________________________

                                        Title:_________________________


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